Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Aetna Inc.:
We consent to the incorporation by reference in the registration statements (No. 333-54046 and 333-130126) on Form S-3 and the registration statements (No. 333-52120, 52122, 52124, 73052, 87722, 87726, 124619, 124620) on Form S-8 of Aetna Inc. of our reports dated March 1, 2006 with respect to the consolidated balance sheets of Aetna Inc. and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, Annual Report on Form 10-K of Aetna Inc.
/s/ KPMG LLP
Hartford, Connecticut
March 1, 2006